Exhibit 3.24

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Jeremy Mouton

Bracewell & Giuliani LLP

Oct 05, 2005 01:58 EDT

LIMITED LIABILITY COMPANY AGREEMENT

OF

EXOPACK–TECHNOLOGY, LLC

A California Limited Liability Company

Dated September 29, 2003

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Jeremy Mouton

Bracewell & Giuliani LLP

Oct 05, 2005 01:58 EDT

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Jeremy Mouton

Bracewell & Giuliani LLP

Oct 05, 2005 01:58 EDT

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Jeremy Mouton

Bracewell & Giuliani LLP

Oct 05, 2005 01:58 EDT

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Jeremy Mouton

Bracewell & Giuliani LLP

Oct 05, 2005 01:58 EDT

TABLE OF CONTENTS

(CONTINUED)

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THE LIMITED LIABILITY COMPANY INTERESTS (THE “INTERESTS”) REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH INTERESTS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS AND CONDITIONS SET FORTH IN THIS LIMITED LIABILITY COMPANY AGREEMENT.

LIMITED LIABILITY COMPANY AGREEMENT

OF

EXOPACK–TECHNOLOGY, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of EXOPACK–TECHNOLOGY, LLC, a California limited liability company (the “Company”), dated as of September     , 2003 (the “Effective Date”), is adopted and executed by Portsmouth Acquisition Co., a California corporation (“Portsmouth”), as the sole Member (as defined below) of the Company.

NOW, THEREFORE, the Member hereby agrees as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

(a) “Act” means the Beverly-Killea Limited Liability Company Act and any successor statute, as amended from time to time.

(b) “Agreement” shall have the meaning set forth in the opening paragraph of this Agreement.

(c) “Articles” has the meaning given that term in Section 2.1 hereof.

(d) “Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations in the State of California are closed.

(e) “Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

(f) “Company” shall have the meaning set forth in the opening paragraph of this Agreement.

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(g) “Effective Date” shall have the meaning set forth in the opening paragraph to this Agreement.

(h) “Member” means Portsmouth, such Person being a “member” of the Company within the meaning of Section 17001(x) of the Act, but does not include any Person who has ceased to hold a Membership Interest in the Company.

(i) “Membership Interest” means the interest of the Member in the Company as provided in this Agreement, such interest constituting a “limited liability company interest” within the meaning of Section 17001(z) of the Act.

(j) “Person” has the meaning given that term in Section 17001(ae) of the Act.

(k) “Portsmouth” shall have the meaning set forth in the opening paragraph of this Agreement.

(l) “Treasury Regulations” shall mean the regulations promulgated from time to time by the U.S. Treasury Department under the Code.

ARTICLE II

ORGANIZATION

2.1 Formation. The Company was organized on September 15, 2003, as Exopack–Technology, LLC, a California limited liability company under the Beverly-Killea Limited Liability Company Act of the California Corporations Code § 17000, et seq., as amended from time to time (the “Act”), by the filing of the Articles of Organization of the Company (the “Articles”) with the California Secretary of State under Section XXX of the Act.

2.2 Name. The name of the Company is “Exopack-Technology, LLC”, and all Company business must be conducted in that name or such other names that comply with applicable law as Portsmouth may designate from time to time.

2.3 Registered Office; Registered Agent; Principal Office in the United States. The registered office and registered agent of the Company in the State of California shall be as specified in the Articles or as designated by Portsmouth in the manner provided by applicable law. An office of the Company located within the State of California as required under Section 17057 of the Act, shall be at such place as Portsmouth may designate. Other offices of the Company shall be at such places as Portsmouth may designate, which need not be in the State of California.

2.4 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

2.5 Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than the State of California, Portsmouth shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in

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that jurisdiction. AS A SINGLE MEMBER LIMITED LIABILITY COMPANY, THE COMPANY MAY NOT BE ABLE TO QUALIFY AS A LIMITED LIABILITY COMPANY IN CERTAIN FOREIGN JURISDICTIONS. LEGAL COUNSEL IN EACH FOREIGN JURISDICTION WHERE THE COMPANY SEEKS TO CONDUCT BUSINESS OR OWN ASSETS MUST BE CONSULTED BEFORE ENGAGING IN BUSINESS OR OWNING ASSETS IN SUCH FOREIGN JURISDICTION.

2.6 Term. The Company shall commence on the date of filing of the Articles under and pursuant to the Act and shall continue in existence perpetually or until the earlier dissolution of the Company as provided in this Agreement or pursuant to the Act.

ARTICLE III

MEMBERSHIP INTEREST

3.1 Initial Membership Interests. Portsmouth shall be the sole Member of the Company and shall be admitted as such as of the Effective Date. No assignee (whether voluntary or involuntary) of Portsmouth’s Membership Interest shall become a Member of the Company without the prior written consent of Portsmouth.

3.2 Creation of Additional Membership Interests. Additional membership interests may be created and issued to the Member or to any other Person, and any such other Person may be admitted to the Company as a member, only at the direction of the Member, on such terms and conditions as the Member may determine at the time of admission. The Member may reflect the admission of any new members or the creation of any new class or group of members in an amendment to this Agreement that need be executed only by the Member. If deemed necessary or appropriate by the Member, such amendment may include provisions amending this Agreement as may be required to reflect that there is more than one member of the Company.

ARTICLE IV

CAPITAL CONTRIBUTION

4.1 Capital Contribution. Contemporaneously with the execution of this Agreement, Portsmouth shall contribute the assets described on Exhibit A to the Company. Portsmouth shall have the option (but not the obligation), from time to time, to make additional contributions to the Company at such times and in such amounts as it determines to be necessary or desirable in furtherance of the Company’s purposes.

ARTICLE V

TAXATION

5.1 Taxation. For federal income tax purposes (and, to the extent applicable, state taxation), the Company shall be disregarded as an entity separate from its owner, Portsmouth, under Treasury Regulation Section 301.7701-2(c)(2). No election shall be made that would prevent the Company from being disregarded as an entity separate from Portsmouth for federal income tax purposes.

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5.2 Tax Returns. The Company shall prepare and file all federal, state and local tax returns required to be filed by the Company.

ARTICLE VI

DISTRIBUTIONS

6.1 Distributions. The Company may make distributions of cash or other assets at such times and in such amounts as determined by the Member.

ARTICLE VII

MANAGEMENT

7.1 Management of the Company. The Member has the exclusive right to manage the Company’s business. Accordingly, the Member, at times acting through the officers, if any, of the Company, shall: (i) manage the affairs and business of the Company; (ii) exercise the authority and powers granted to the Company; and (iii) otherwise act in all other matters on behalf of the Company.

7.2 Execution of Documents. Any document or instrument of any and every nature, including, without limitation, any agreement, contract, deed, promissory note, mortgage or deed of trust, security agreement, financing statement, pledge, assignment, bill of sale and certificate, which is intended to bind the Company or convey or encumber title to its real or personal property shall be valid and binding for all purposes only if executed by the Member, on behalf of the Company, or an officer of the Company so authorized by the Member.

7.3 Actions by the Member. (a) In managing the business and affairs of the Company and exercising its powers, the Member shall act (i) through resolutions adopted in written consent pursuant to Section 7.4; and (ii) through persons to whom authority and duties have been delegated pursuant to Section 7.5.

(b) Any Person dealing with the Company may rely on the authority of the Member in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

7.4 Action by Written Consent. Any action permitted or required by the Act, the Articles or this Agreement to be taken at a meeting of the Member may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by the Member.

7.5 Officers. (a) The officers, if any, of the Company may consist of a Managing Director, a Chief Executive Officer, a President, a Vice-President, a Treasurer, a Secretary and any other officers appointed by the Member. The officers, if any, shall be appointed by the Member and shall exercise such powers and perform such duties as are prescribed by the Member. Any number of offices may be held by the same person, as the Member may determine. The officers shall hold office for the term for which they were appointed and until their successors are duly appointed and qualified or until their death or resignation or removal in the manner hereinafter provided. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Member.

(b) Any officer may resign as such at any time. Such resignation shall be made in writing, delivered to the Member and take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such by the Member, either with or without cause, whenever in its judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Member.

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7.6 Liability to Third Parties. The Member shall not be liable for the debts, obligations, or liabilities of the Company, including under a judgment, decree or order of a court.

7.7 Compensation. The Member shall be reimbursed for all reasonable expenses incurred on behalf of the Company and shall be entitled to reasonable compensation for time spent managing the Company, in an amount to be determined from time to time by the Member.

7.8 Conflicts of Interest. Subject to the other express provisions of this Agreement, the Member may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company the right to participate therein.

ARTICLE VIII

OFFICERS OF THE COMPANY

8.1 Officers.

(a) The officers of the Company need not be residents of the State of California. Any two or more offices may be held by the same person.

(b) An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Member, but the Member also may require his written acceptance and promise faithfully to discharge the duties of such office.

(c) Each officer of the Company shall hold his office at the pleasure of the Member or for such other period as the Member may specify at the time of his election or appointment, or until his death, resignation, or removal by the Member, whichever first occurs. In any event, each officer of the Company who is not reelected or reappointed at the annual election of officers by the Member next succeeding his election or appointment shall be deemed to have been removed by the Member, unless the Member provides otherwise at the time of his election or appointment.

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(d) The Member from time to time also may appoint such other agents for the Company as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Member or for such period as the Member may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Member or by an officer empowered by the Member to make such determinations.

8.2 Removal. Any officer or agent or member of a committee elected or appointed by the Member, and any employee, may be removed or discharged by the Member at any time, with or without cause.

ARTICLE IX

INDEMNIFICATION

9.1 Indemnification. The Company, in the sole discretion of the Member, may indemnify any officer, employee, agent, or other person to the full extent allowed by the Act or to the extent provided for in an Indemnity Agreement.

9.2 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person (including the Member) who is or was serving as a member, officer, employee or agent of the Company or is or was serving at the request of the Company as a member, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article IX or the Act.

ARTICLE X

BOOKS AND RECORDS, FISCAL YEAR, AND BANK ACCOUNTS

10.1 Maintenance of Books. The Member shall keep or cause to be kept at the principal office of the Company complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Member. The books and records shall be maintained with respect to accounting matters in accordance with sound accounting practices.

10.2 Fiscal Year. The fiscal year shall be fixed by resolution of the Member.

10.3 Accounts. Portsmouth shall establish one or more separate bank accounts for the Company, which shall be maintained in the Company’s name with one or more financial institutions or firms as the Member may designate. The Company’s funds and assets shall not be commingled with the funds and assets of the Member or any officer. Without limiting the foregoing, the Member shall take all steps necessary to identify the inventory, property, and assets of the Company as belonging to the Company and shall keep all such property, assets, and inventory separate and apart, so that no third person not claiming by, through or under the Company shall at any time assert any interest or right in or to such property, assets and inventory.

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ARTICLE XI

DISSOLUTION, LIQUIDATION, AND TERMINATION

11.1 Dissolution. Subject to Section 11.2 below, the Company shall dissolve and its affairs shall be wound up on the first to occur of the following events:

(a) the consent of the Member; or

(b) entry of a decree of judicial dissolution of the Company under the Act.

Except as specifically provided in this Section 11.1, no other event or action specified in the Act shall cause the Company to dissolve.

11.2 Winding Up and Termination. On the occurrence of an event described in Section 11.1 above, the Member shall act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company as provided in the Act. Until final distribution, the liquidator shall continue to operate the Company properties. The costs of winding up shall be borne as a Company expense.

11.3 Certificate of Cancellation. Upon final distribution of the Company assets, the Company shall file a certificate of cancellation with the California Secretary of State, cancel any foreign qualifications made by the Company, and take such other actions as may be necessary to terminate the existence of the Company.

ARTICLE XII

GENERAL PROVISIONS

12.1 Binding Effect. This Agreement is binding on and inures to the benefit of the Member and the Member’s legal representatives, successors, and assigns.

12.2 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. IN THE EVENT OF A DIRECT CONFLICT BETWEEN THE PROVISIONS OF THIS AGREEMENT AND (A) ANY PROVISION OF THE ARTICLES, OR (B) ANY MANDATORY PROVISION OF THE ACT, THE APPLICABLE PROVISION OF THE ARTICLES OR THE ACT SHALL CONTROL. IF ANY PROVISION OF THIS AGREEMENT OR THE APPLICATION THEREOF TO ANY PERSON OR CIRCUMSTANCE IS HELD INVALID OR UNENFORCEABLE TO ANY EXTENT, THE REMAINDER OF THIS AGREEMENT AND THE APPLICATION OF THAT PROVISION TO OTHER PERSONS OR CIRCUMSTANCES IS NOT AFFECTED THEREBY AND THAT PROVISION SHALL BE ENFORCED TO THE GREATEST EXTENT PERMITTED BY LAW.

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12.3 Entire Agreement. This Agreement constitutes the entire agreement of the Member relating to the Company and supersedes all prior contracts or agreements with respect to the subject matter hereof, whether oral or written.

12.4 Amendments or Modifications. The Articles and this Agreement may be amended or modified from time to time only by a written instrument signed by the Member.

12.5 Counterparts. This Agreement may be executed in any number of counterparts, and by different parties on different counterparts, and all of such counterparts, when taken together, shall constitute the same instrument.

12.6 Effect of Waiver or Consent. A waiver or consent, express or implied, of or to any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent to or waiver of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any other Person or to declare any other Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

12.7 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission. All notices, requests, and consents to be sent to the Company shall be sent to or made at the following address:

Portsmouth Acquisition Co.

3070 Southport Road

Spartanburg, SC 29302

Attention: Senior Vice President, General Counsel and Secretary

Facsimile: (864) 596-7175

All notices, requests and consents to be sent to the Member shall be sent or made at the applicable address on Exhibit A attached hereto. Notice given by personal delivery or courier service shall be effective upon actual receipt. Notice given by mail shall be effective upon actual receipt or, if not actually received, the fifth (5th) Business Day following deposit with the U.S. Post Office. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

12.8 Jurisdiction and Venue. The parties to this Agreement consent to the exclusive jurisdiction of the courts of, and the exclusivity of arbitration in, Spartanburg, South Carolina.

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12.9 Headings. The headings herein are inserted as a matter of convenience only and do not define, limit or describe the scope of this Agreement or the intent of the provisions hereof.

12.10 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

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IN WITNESS WHEREOF, the Member has executed this Agreement as of the Effective Date.

MEMBER:

PORTSMOUTH ACQUISITION CO.

By:
John R. Heaps
Senior Vice President and Assistant Secretary

Being the sole member of Exopack-Technology, LLC

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EXHIBIT A

Name and Address of Member	Initial Capital Contribution	Membership Interest
Portsmouth Acquisition Co. 3070 Southport Road Spartanburg, SC 29302 Telephone: (864) 596-7140 Facsimile: (864) 596-7175	$1,000	100%

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Bracewell & Giuliani LLP

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